EXHIBIT 99.3

PRESS RELEASE

Contact:	Carole Collins
Investor Relations Director
770.248.9600

InterCept Announces Opening of Los Angeles, California Item Processing Center

ATLANTA, GA (September 12, 2002)—InterCept, Inc. (Nasdaq:ICPT), a leading provider of technology products and services for financial institutions and merchants, announced today it has opened an item and image processing center in Los Angeles, California.

John W. Collins, Chairman and Chief Executive Officer of InterCept, said, “We are excited to be opening a new item and image processing center in the state of California. We continue to focus on increasing our business in the western part of the nation and the addition of a California center, coupled with the Seattle center we opened in September 2001, reaffirms our commitment to providing advanced technology solutions to financial institutions located in those markets. We believe our expansion will position us to add new customers and further enhance our presence in the Pacific Coast region.”

About InterCept

InterCept is a single-source provider of a broad range of technologies, products and services that work together to meet the technological and operating needs of financial institutions and merchants. InterCept’s products and services include core data processing, check processing and imaging, ATM and debit card processing, merchant processing, data communications management, and related products and services. For more information about InterCept, visit www.intercept.net or call 770.248.9600.

This release contains forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates, and projections about InterCept and its industry. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of InterCept’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include whether we can successfully add new customers and further enhance our presence in the markets discussed in this release. These and various other factors are discussed in detail in the section in our most recent Quarterly Report on Form 10-Q entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations—Disclosure Regarding Forward-Looking Statements.

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